Exhibit 99.1

Press Release

For Immediate Release

Independent Bank Group, Inc. to

Acquire Guaranty Bancorp

McKINNEY, Texas & DENVER, Colorado, May 22, 2018—Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, and Guaranty Bancorp (NASDAQ: GBNK), the holding company for Guaranty Bank and Trust Company, today jointly announced the signing of a definitive merger agreement pursuant to which Guaranty Bancorp will merge with and into Independent Bank Group in an all-stock transaction.  Upon completion of the merger, Guaranty Bank and Trust Company will be merged with and into Independent Bank.

Guaranty Bancorp, through Guaranty Bank and Trust Company, operates from its main office in Denver with 32 branches strategically located along the Colorado Front Range, including 14 locations in the Denver metropolitan area.  As of March 31, 2018, Guaranty Bancorp, on a consolidated basis, reported total assets of $3.7 billion, total deposits of $3.0 billion, and total tangible common equity of $324.8 million.

Independent Bank Group Chairman and Chief Executive Officer David R. Brooks stated “We are thrilled to announce the acquisition of Guaranty Bancorp.  This transaction represents the build out of our Colorado footprint through the acquisition of a high quality bank operating in dynamic markets along the Front Range.”  Brooks continued, “Guaranty is the premier Colorado banking franchise and brings a committed management team, consistent level of high profitability, clean balance sheet, strong core deposit base, and a track record of growth.  We are delighted to welcome Guaranty’s clients, shareholders, and employees to Independent Bank Group.”

“We are pleased to partner with an organization that shares our approach to community banking,” said Guaranty Bancorp President and Chief Executive Officer Paul W. Taylor.  “Our clients and employees will benefit by joining a bank with a commitment to exceptional customer service and community investment.  We believe our franchise will meaningfully contribute to the combined organization and that Independent Bank Group is the ideal partner for maximizing the long-term value of our company for our shareholders.”

Under the terms of the merger agreement, shareholders of Guaranty Bancorp will receive 0.45 shares of IBTX common stock for each share of GBNK common stock.  The aggregate consideration is valued at approximately $1.0 billion, or approximately $35.37 per GBNK share, based on the closing price of IBTX common stock of $78.60 on May 21, 2018.  Independent Bank Group expects the acquisition to be ~6.5% accretive to earnings per common share in 2020, and ~4.7% dilutive to tangible book value per share at closing with an earnback period of 3.1 years.

Upon consummation of the transaction, Mr. Taylor and Edward B. Cordes, Guaranty Bancorp’s Chairman of the Board, will join the Board of Directors of Independent Bank Group.  Michael B. Hobbs, President of Guaranty Bank and Trust Company, has entered into an employment agreement with Independent Bank and will serve as Colorado Market CEO upon closing.

The transaction has been approved by the Boards of Directors of both companies and is currently expected to close during the fourth quarter of 2018.  The transaction is subject to customary conditions, including the approval by shareholders of Guaranty Bancorp and Independent Bank Group, and customary regulatory approvals.

Independent Bank Group received a fairness opinion from Stephens Inc. in connection with the transaction and was represented by Wachtell, Lipton, Rosen & Katz as legal counsel.  Guaranty Bancorp was advised by Keefe, Bruyette & Woods, Inc. as financial advisor and was represented by Shapiro Bieging Barber Otteson LLP as legal counsel.

In addition to the information contained within this announcement, an Investor Presentation will be filed with the Securities and Exchange Commission on Form 8-K (www.sec.gov) and posted on Independent Bank Group’s website (www.ibtx.com) containing additional information regarding this transaction.  A conference call to discuss the acquisition will be held on Wednesday, May 23,

2018 at 7:30 am (CDT) and can be accessed by calling (877) 303-7611and by identifying conference ID number 388947.  A recording of the conference call will be available from May 23, 2018 through May 31, 2018 by accessing our website.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates in four market regions located in the Dallas/Ft. Worth, Austin, and Houston, Texas and the Colorado Front Range areas.

About Guaranty Bancorp

Guaranty Bancorp is a financial services company that operates as the bank holding company for Guaranty Bank and Trust Company, a premier Colorado community bank. Guaranty Bank and Trust Company provides comprehensive financial solutions to consumers and small to medium-sized businesses that value local and personalized service. In addition to loans and depository services, Guaranty Bank and Trust Company also offers wealth management solutions, including trust and investment management services through its subsidiary registered investment advisory firm.

Forward Looking Statements

Certain statements contained in this press release and related presentations that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include information about Independent Bank Group’s and Guaranty Bancorp’s possible or assumed future economic performance or future results of operations, including Independent Bank Group’s or Guaranty Bancorp’s future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows, and Independent Bank Group’s and Guaranty Bancorp’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Independent Bank Group’s and Guaranty Bancorp’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Independent Bank Group’s and Guaranty Bancorp’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Independent Bank Group’s and Guaranty Bancorp’s operations, results of operations, financial condition, and future economic performance, statements about the benefits of the proposed transaction, and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim”, “anticipate”, “estimate”, “expect”, “goal”, “guidance”, “intend”, “is anticipated”, “is expected”, “is intended”, “objective”, “plan”, “projected”, “projection”, “will affect”, “will be”, “will continue”, “will decrease”, “will grow”, “will impact”, “will increase”, “will incur”, “will reduce”, “will remain”, “will result”, “would be”, variations of such words or phrases (including where the word “could”, “may”, or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that Independent Bank Group and Guaranty Bancorp make are based on our current expectations and assumptions regarding Independent Bank Group’s and Guaranty Bancorp’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect Independent Bank Group’s or Guaranty Bancorp’s future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Independent Bank Group and Guaranty Bancorp, the outcome of any legal proceedings that may be instituted against Independent Bank Group or Guaranty Bancorp, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Independent Bank Group and Guaranty Bancorp do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, Independent Bank Group’s ability to complete the acquisition and integration of Guaranty Bancorp successfully, and the dilution caused by Independent Bank Group’s issuance of additional shares of its common stock in connection with the transaction. Each of Independent Bank Group and Guaranty Bancorp disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on Independent Bank Group, Guaranty Bancorp, and factors which could affect the forward-looking statements contained herein can be found in Independent Bank Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2018 and its other filings with the Securities and Exchange Commission (“SEC”), and in Guaranty Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2018 and its other filings with the SEC.

Additional Information about the Merger and Where to Find It

In connection with the proposed acquisition of Guaranty Bancorp, Independent Bank Group will file with the SEC a registration statement on Form S-4 to register the shares of Independent Bank Group’s common stock to be issued in connection with the merger. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of Independent Bank Group and Guaranty Bancorp seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT INDEPENDENT BANK GROUP, GUARANTY BANCORP, AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Independent Bank Group at its website, www.ibtx.com, or from Guaranty Bancorp at its website, www.gbnk.com. Documents filed with the SEC by Independent Bank Group will be available free of charge by directing a request by telephone or mail to Independent Bank Group, Inc., 1600 Redbud Blvd., Suite 400, McKinney, Texas 75069, (972) 562-9004, and documents filed with the SEC by Guaranty Bancorp will be available free of charge by directing a request by telephone or mail to Guaranty Bancorp, 1331 Seventeenth St., Suite 200, Denver, Colorado 80202,(303) 293-5563.

Participants in the Solicitation

Independent Bank Group, Guaranty Bancorp and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Independent Bank Group and Guaranty Bancorp in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Independent Bank Group, and its directors and executive officers, may be found in the definitive proxy statement of Independent Bank Group relating to its 2018 Annual Meeting of Shareholders filed with the SEC on April 26, 2018, and other documents filed by Independent Bank Group with the SEC. Additional information about Guaranty Bancorp, and its directors and executive officers, may be found in the definitive proxy statement of Guaranty Bancorp relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 23, 2018, and other documents filed by Guaranty Bancorp with the SEC. These documents can be obtained free of charge from the sources described above.

Independent Bank Group Contacts

Analysts/Investors:

	Michelle Hickox	Mark Haynie
	Executive Vice President and Chief Financial Officer	Executive Vice President and General Counsel
	(972) 562-9004	(972) 562-9004
	mhickox@ibtx.com	mhaynie@ibtx.com

Media:

Peggy Smolen
Vice President Marketing & Communications
(972) 562-9004
psmolen@ibtx.com

Guaranty Bancorp Contacts

Analysts/Investors:

Paul W. Taylor
President and Chief Executive Officer
(303) 293-5563
paul.taylor@gbnk.com

Source:	Independent Bank Group, Inc.
Guaranty Bancorp